Pricing Supplement dated November 24, 2009
to the Product Prospectus Supplement dated April 11, 2008,
the Prospectus dated January 5, 2007 and
the Prospectus Supplement dated February 28, 2007
$3,945,000 Royal Bank of Canada Direct Investment Notes Linked to a Basket of Stocks
GENERAL TERMS

Royal Bank of Canada is offering the direct investment notes linked to the value of an equally-weighted basket of stocks (referred to herein as “direct investment notes” or the “notes”) described below, which may be described in greater detail in the product prospectus supplement as well as the prospectus supplement attached to the prospectus.  The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated April 11, 2008, describe terms that will apply generally to the direct investment notes, including any notes you purchase.  Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement.  In the event of any conflict, this pricing supplement will control.  There is a substantial risk that the value of the payment you receive at maturity will be less than the principal amount of your notes and may be zero.

Issuer:	Royal Bank of Canada (“Royal Bank”).

Issue:	Senior Global Medium-Term Notes, Series C

Underwriter:	RBC Capital Markets Corporation

Basket:
The Notes are linked to the value of an equally-weighted basket (the “Basket”) of the common stocks of sixteen companies (the “Underlying Stocks” and each, an “Underlying Stock”).  Each Underlying Stock has a weighting of 6.25% of the overall basket.  The initial value of the Basket will be calculated based on the closing prices of the Underlying Stocks on the Pricing Date.

Underlying Stock	Ticker	Initial Stock Price

Badger Meter, Inc.	BMI	$37.24

Calgon Carbon Corporation	CCC	$14.10

Church & Dwight Co., Inc.	CHD	$58.84

California Water Services Group	CWT	$36.95

Dionex Corporation	DNEX	$70.33

Ecolab Inc.	ECL	$45.10

Energy Recovery Inc.	ERII	$5.79

Insituform Technologies, Inc.	INSU	$21.33

Itron, Inc.	ITRI	$62.05

Layne Christensen Company	LAYN	$26.74

Lindsay Corporation	LNN	$35.43

Millipore Corporation	MIL	$68.56

Nalco Holding Co.	NLC	$24.40

SABESP	SBS	$37.78

Whirlpool Corporation	WHR	$73.59

Aqua America Inc.	WTR	$16.23

Incorporated risk factors:	The notes are subject to the risks set forth under the heading “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.

Interest rate (coupon):	We will not pay you interest during the term of your notes.

Minimum Investment:	$1,000 (except for certain non-U.S. investors for whom the minimum investment will be higher).

Denomination:	$1,000 (except for certain non-U.S. investors for whom the denomination will be higher).

Payment at Maturity:
At maturity, you will receive a cash payment equal to the principal amount of your notes, multiplied by the Participation Rate, multiplied by (Basket Change + Basket Dividend Yield).

You could lose some or a substantial amount of your principal amount invested if there has been a decline in the value of the Underlying Stocks at maturity or if the value of the Underlying Stocks has not increased sufficiently such that the payment at maturity, including the Basket Dividend Yield, is greater than the principal amount of the notes plus any applicable premium payable upon purchase thereof.

Participation Rate:	97.00%

Offer Price to Investors:	100% of the principal amount.

Basket Change:
The Basket Change is the equal-weighted return of the Underlying Stocks. It is equal to the average of the Percentage Changes of each Underlying Stock, which is calculated by dividing the sum of the Percentage Changes for all of the Underlying Stocks by the number of Underlying Stocks in the Basket.

Percentage Change:
For an Underlying Stock, at maturity, the Percentage Change is calculated using the following formula:
Where the Final Price is the closing price for the Underlying Stocks on the Valuation Date and the Initial Price is the closing price for the Underlying Stocks on the Pricing Date.

Basket Dividend Yield:	The Basket Dividend Yield is equal to the sum of the Dividend Yields for each of the Underlying Stocks, divided by the number of Underlying Stocks in the basket.

Dividend Yield:
For any Underlying Stock, 100% of the gross cash dividends and distributions per share of such Underlying Stock declared by the related issuer to holders of record of a share of such Underlying Stock where the date that the shares of such Underlying Stock have commenced trading ex-dividend on the relevant exchange occurs during the period from and excluding the Pricing Date(s) to and including the Valuation Date(s) and expressed as a percentage of the Initial Stock Price for that Underlying Stock.

Pricing Date:	November 24, 2009

Issue Date:	November 30, 2009

Valuation Date:	December 27, 2010

Maturity Date:	December 30, 2010

Term:	The term of your notes is approximately thirteen (13) months.

Special features of the notes:	None.

Initial Stock Prices:	The closing price of the Underlying Stocks on the Pricing Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Final Stock Prices:	The closing price of the Underlying Stocks on the Valuation Date, as quoted on the principal national securities exchange (or any successor) on which that security is listed for trading.

Determination of Underlying Stock Prices:
The prices of the Underlying Stocks on any trading day will equal the official closing price of that Underlying Stock or any successor stock thereto (as described in the product prospectus supplement) published following the regular official weekday close of trading for such stock on that trading day. In certain circumstances, the prices for the Underlying Stocks will be based on an alternate calculation of that Underlying Stocks described under “Specific Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

U.S. tax treatment:
The United States federal income tax consequences of your investment in the notes are uncertain. By purchasing the notes, you agree (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat your notes as a pre-paid cash-settled forward contract with respect to the Underlying Stock for U.S. federal income tax purposes. If your notes are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your notes.

Clearance and Settlement:
DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Description of Debt Securities — Ownership and Book-Entry Issuance” in the accompanying prospectus).

Currency:	U.S. dollars.

Listing:	The notes will not be listed on any securities exchange or quotation system.

CUSIP:	78008HNE6

Calculation Agent:	The Bank of New York, as successor to the corporate trust business of JPMorgan Chase Bank, N.A.

Terms Incorporated In the Master Note:
All of the terms appearing above the item captioned “Listing” on the cover page of this pricing supplement and the terms appearing under the caption “Additional Terms of the Principal Protected Notes” in the product prospectus supplement with respect to direct investment notes dated April 11, 2008.

Investing in the Notes involves a number of risks.  See “Risk Factors” beginning on page S-1 of the prospectus supplement dated February 28, 2007 and “Additional Risk Factors Specific to Your Notes” beginning on page PS-1 of the product prospectus supplement dated April 11, 2009.

The Notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.  The Notes are not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

 No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities  laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

	Per note	Total
Price to public	100%	$3,945,000.00
Underwriting discounts and commission	2.25%	$88,762.50
Proceeds to Royal Bank	97.75%	$3,856,237.50

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize.  These costs and profits will reduce the Secondary Market price, if any Secondary Market develops, for the notes.  As a result, you may experience an immediate and substantial decline in the market value of your notes on the Issue Date.

RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of approximately $22.50 per $1,000 in principal amount of the notes and used a portion of that commission to allow selling concessions to other dealers of $22.50 per $1,000 in principal amount of the notes.  The price of the notes also included a profit of $7.50 per $1,000 in principal amount of the notes earned by Royal Bank of Canada in hedging its exposure under the notes.

RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in the notes after their initial sale. Unless an underwriter informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

RBC Capital Markets Corporation

ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the accompanying product prospectus supplement dated April 11, 2008, the accompanying prospectus, dated January 5, 2007 and the accompanying prospectus supplement, dated February 28, 2007.  The information in the accompanying product prospectus supplement, prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement.  You should carefully consider, among other things, the matters set forth under “Additional Risk Factors Specific to your Notes” in the product prospectus supplement and the matters set forth under “Risk Factors” in the prospectus supplement dated February 28, 2007 as direct investment notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the direct investment notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

●	Prospectus dated January 5, 2007: http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/o34295e424b3.htm

●	Prospectus Supplement dated February 28, 2007: http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/o35030e424b3.htm

●	Product Prospectus Supplement dated April 11, 2008: http://www.sec.gov/Archives/edgar/data/1000275/000121465908000822/f41080424b3.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.

Hypothetical Returns

The examples set out below are for illustration purposes only.  The prices and dividend yields of the Underlying Stocks are not estimates or forecasts of the Initial Stock Prices and Final Stock Prices or dividend yields of the Underlying Stocks on which the calculation of the Percentage Change, Basket Dividend Yield and Payment at Maturity, will depend.  All examples assume that a holder has purchased notes with an aggregate principal amount of $1,000, a participation rate of 97.00%, and that no market disruption event has occurred.

Example 1— Calculation of the Payment at Maturity where Percentage Change is greater than 100% indicating that the value of the Basket has increased.

It is assumed that the Initial Stock Price, the Final Stock Price and the Basket Dividend Yield of the Underlying Stocks are as illustrated below.  The Payment at Maturity would be calculated as follows:

Underlying Stock	Initial Stock Price	Final Stock Price	Percentage Change	Basket Dividend Yield
Stock A	$27.14	$32.57	120%	0.00%
Stock B	$59.00	$66.08	112%	1.83%
Stock C	$48.95	$44.06	90%	0.00%
Stock D	$68.49	$78.08	114%	0.00%
Stock E	$40.68	$47.19	116%	0.49%
Stock F	$46.28	$66.64	144%	1.12%
Stock G	$26.26	$33.61	128%	0.95%
Stock H	$36.78	$34.94	95%	0.73%
Stock I	$19.61	$27.45	140%	1.36%
Stock J	$501.71	$722.46	144%	0.00%
Stock K	$37.95	$46.30	122%	0.00%
Stock L	$42.18	$62.43	148%	1.33%
Stock M	$39.03	$52.69	135%	1.13%
Stock N	$19.68	$19.29	98%	0.61%
Stock O	$39.72	$33.76	85%	0.00%
Stock P	$29.14	$41.96	144%	0.00%
			1935.00%	9.55%

$1,178.94 returned at maturity, resulting in a 17.89% return on the note.

Example 2— Calculation of the Payment at Maturity where Percentage Change is less than 100% (indicating that the value of the Basket has declined).

It is assumed that the Initial Stock Price, the Final Stock Price and the Basket Dividend Yield of the Underlying Stocks are as illustrated below.  The Payment at Maturity would be calculated as follows:

Underlying Stock	Initial Stock Price	Final Stock Price	Percentage Change	Basket Dividend Yield
Stock A	$27.14	$25.78	95%	0.00%
Stock B	$59.00	$56.64	96%	1.83%
Stock C	$48.95	$44.06	90%	0.00%
Stock D	$68.49	$41.09	60%	0.00%
Stock E	$40.68	$39.87	98%	0.49%
Stock F	$46.28	$48.59	105%	1.12%
Stock G	$26.26	$25.21	96%	0.95%
Stock H	$36.78	$34.94	95%	0.73%
Stock I	$19.61	$19.22	98%	1.36%
Stock J	$501.71	$722.46	144%	0.00%
Stock K	$37.95	$46.30	122%	0.00%
Stock L	$42.18	$25.31	60%	1.33%
Stock M	$39.03	$27.32	70%	1.13%
Stock N	$19.68	$19.29	98%	0.61%
Stock O	$39.72	$33.76	85%	0.00%
Stock P	$29.14	$23.31	80%	0.00%
			1492.01%	9.55%

$910.34 returned at maturity, resulting in a -8.97% return on the note.

Historical Performance of the Basket

The total performance of the Basket, which includes both price return and dividend income, over a twelve (12) month period commencing on November 20, 2008 and ending on November 23, 2009 is shown below.  During this period, the Basket realized a total return of 55.16%, dividend income included.  Assuming that the value of the Basket for the period beginning on November 20, 2008 was 100, the value of the Basket on November 28, 2009 would have been 155.16.  By comparison, during the same period, the S&P 500 Index realized a total return of approximately 47.02%, dividend income included.  The following graphs represent the performance of the Basket as well as the S&P 500 during this period.

The information above is provided to help you evaluate the historical behavior of the Basket so that you can make an informed decision with respect to an investment in the notes.  Historical performance of the Underlying Stocks does not predict future performance of the Underlying Stocks or the notes.  The source of the data displayed in these charts is Factset Research Systems Inc. and its accuracy cannot be guaranteed.

Information Regarding the Issuers of the Common Stocks and Other Equity Securities Comprising the Basket

Each of the common stocks comprising the Basket is registered under the Securities Exchange Act of 1934 (the “Exchange Act”).  Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission.  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each of the common stocks comprising the Basket may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each of the issuers of the common stocks comprising the Basket is derived from reports filed by these issuers with the SEC and other publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuers with the SEC, information published by them on their websites or in any other format, information about them obtained from any other source or the information provided below.

●
   Badger Meter, Inc. engages in manufacturing and marketing flow measurement and control products for water utilities, municipalities, and industrial customers worldwide. Its products are used to measure and control the flow of liquids in various applications. The company provides utility and industrial product lines. The utility product line comprises residential and commercial water meters with various automatic meter reading technology systems.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06706.

●
   Calgon Carbon Corporation provides services, products, and solutions for purifying water and air in the United States and internationally. The company operates through three segments: Activated Carbon and Service, Equipment, and Consumer. The Activated Carbon and Service segment manufactures granular and powdered activated carbon for use in applications to remove organic compounds from water, air, and other liquids and gases.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10776.

●
   Church & Dwight Co., Inc., together with its subsidiaries, develops, manufactures, and markets a range of household, personal care, and specialty products under various brand names in the United States and internationally. The company operates in three segments: Consumer Domestic, Consumer International, and Specialty Products.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10585.

●
   California Water Service Group, through its subsidiaries, provides water utility and other related services in California, Washington, New Mexico, and Hawaii. It engages in the production, purchase, storage, treatment, testing, distribution, and sale of water for domestic, industrial, public, and irrigation uses, as well as for fire protection.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13883.

●
   Dionex Corporation designs, manufactures, markets, and services analytical instrumentation and related accessories, and chemicals. The company offers a range of liquid chromatography systems, sample preparation devices, and related products that are used by chemists to separate and quantify the individual components of chemical mixtures in industrial, research, and laboratory markets. Its liquid chromatography systems include ion chromatography and high performance liquid chromatography products.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-11250.

●	Ecolab Inc. develops and markets products and services for the hospitality, foodservice, healthcare, and light industrial markets in the United States and internationally.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09328.

●
   Energy Recovery, Inc. engages in the design, development, manufacture, and sale of energy recovery devices for sea water reverse osmosis desalination worldwide. The company markets its energy recovery devices under the ERI, PX, Pressure Exchanger, and PX Pressure Exchanger trademarks. It serves engineering and construction firms, and original equipment manufacturers. Energy Recovery, Inc. was founded in 1992 and is headquartered in San Leandro, California.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-34112.

●	Insituform Technologies, Inc., together with its subsidiaries, provides proprietary trenchless technologies to rehabilitate, replace, maintain, and install underground pipes.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10786.

●
   Itron, Inc. provides products and services to utilities for the energy and water markets worldwide. It produces electricity, gas, water, and heat meters; and various other associated metering products for residential, commercial and industrial (C&I), and transmission and distribution customers.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22418.

●
   Layne Christensen Company and its subsidiaries provide drilling and construction services and related products to the water infrastructure and mineral exploration markets. The company's Water Infrastructure division provides water, and wastewater related services and products, including hydrological studies, site selection, well design, drilling and well development, pump installation, and well rehabilitation.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-34195.

●
   Lindsay Corporation manufactures and sells automated agricultural irrigation systems that enhance or stabilize crop production while conserving water, energy, and labor. It operates in two segments, Irrigation and Infrastructure. The Irrigation segment offers center pivot and lateral move irrigation systems, as well as hose reel travelers and mini-pivots.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13419.

●
   Millipore Corporation, a life science company, provides technologies, tools, and services for bioscience research and biopharmaceutical manufacturing industry in the Americas, Europe, and the Asia Pacific. It operates in two segments, Bioprocess and Bioscience. The Bioprocess segment develops, manufactures, and sells consumable products and hardware, as well as provides related services used principally in the development and manufacture of therapeutic products.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09781.

●	Nalco Holding Company provides water treatment and process improvement products and services to industrial and institutional customers worldwide.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32342.

●
   Companhia de Saneamento Basico do Estado de Sao Paulo provides basic and environmental sanitation services in the Greater Sao Paulo metropolitan area, Brazil. The company plans, executes, and operates water, sewage, and industrial wastewater systems. It provides water and sewage services to residential, consumer, commercial, industrial, and condominium customers, as well as small and medium-sized companies in 366 municipalities.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31317.

●
   Whirlpool Corporation engages in the manufacture and marketing of home appliances worldwide. Its principal products include laundry appliances, refrigerators, cooking appliances, dishwashers, mixers, and other small household appliances. The company also produces hermetic compressors for refrigeration systems.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03932.

●
   Aqua America, Inc., through its subsidiaries, operates regulated utilities that provide water or wastewater services in the United States. It serves residential, commercial, fire protection, industrial, and other water and wastewater customers in Pennsylvania, Ohio, North Carolina, Illinois, Texas, New Jersey, New York, Florida, Indiana, Virginia, Maine, Missouri, and South Carolina.

o	Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06659.

Historical Information

The graphs below set forth the historical performances of the Underlying Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Underlying Stock.  The information provided in each table is for the four calendar quarters of 2006, 2007, and 2008, the first second and third quarters of 2009 as well as for the period from October 1, 2009 through November 23, 2009. (No price provided in the table for a particular period indicates that such Underlying Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Underlying Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc.  The historical performance of the Underlying Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Underlying Stock on the Valuation Date.  We cannot give you assurance that the performance of each Underlying Stock will result in any return in addition to your initial investment.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	29.925	19.51	28.49
4/1/2006	6/30/2006	33.2	21.6	27
7/1/2006	9/29/2006	27.45	20.55	25.19
9/30/2006	12/29/2006	29.5	21	27.7

1/1/2007	3/30/2007	31.91	25.06	26.55
3/31/2007	6/29/2007	29.5	23	28.26
6/30/2007	9/28/2007	36.74	27.87	32.05
9/29/2007	12/31/2007	46.43	31.91	44.95

1/1/2008	3/31/2008	47.4	34.6101	43.2
4/1/2008	6/30/2008	55	41.36	50.53
7/1/2008	9/30/2008	62.74	42.13	46.95
10/1/2008	12/31/2008	47	17.58	29.02

1/1/2009	3/31/2009	33.88	22.5	28.89
4/1/2009	6/30/2009	44.9	27.96	41
7/1/2009	9/30/2009	43.52	34.13	38.69
10/1/2009	11/23/2009	40.8	36.5	37.54

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	8.69	5.5	6.15
4/1/2006	6/30/2006	7.94	5.45	6.09
7/1/2006	9/29/2006	6.14	4.15	4.42
9/30/2006	12/29/2006	6.53	4.35	6.2

1/1/2007	3/30/2007	9.52	5.43	8.31
3/31/2007	6/29/2007	12.2	7.37	11.6
6/30/2007	9/28/2007	14.74	10.3	13.96
9/29/2007	12/31/2007	16.96	11.64	15.89

1/1/2008	3/31/2008	18.9455	13.19	15.05
4/1/2008	6/30/2008	20.23	12.63	15.46
7/1/2008	9/30/2008	23.03	14.04	20.36
10/1/2008	12/31/2008	21.64	9.11	15.36

1/1/2009	3/31/2009	16.79	12	14.17
4/1/2009	6/30/2009	19.31	11.14	13.89
7/1/2009	9/30/2009	16.77	10.93	14.83
10/1/2009	11/23/2009	16.7	13.05	14.21

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	37.67	32.7	36.92
4/1/2006	6/30/2006	38.54	34.73	36.42
7/1/2006	9/29/2006	39.6	35.15	39.11
9/30/2006	12/29/2006	43.57	38.76	42.65

1/1/2007	3/30/2007	50.35	42.82	50.35
3/31/2007	6/29/2007	52.93	48.14	48.46
6/30/2007	9/28/2007	50.85	42.36	47.04
9/29/2007	12/31/2007	57.19	45.8	54.07

1/1/2008	3/31/2008	56.67	50	54.24
4/1/2008	6/30/2008	58.43	53.4	56.35
7/1/2008	9/30/2008	65.54	48.71	62.09
10/1/2008	12/31/2008	64.09	47.59	56.12

1/1/2009	3/31/2009	56.15	45.41	52.23
4/1/2009	6/30/2009	58.5	49.27	54.31
7/1/2009	9/30/2009	61.14	52.52	56.74
10/1/2009	11/23/2009	59.98	54.54	59.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	45.16	36.85	45.05
4/1/2006	6/30/2006	45.76	32.77	35.74
7/1/2006	9/29/2006	39.19	33.75	36.93
9/30/2006	12/29/2006	42.1299	36	40.4

1/1/2007	3/30/2007	44.58	35.5	38.32
3/31/2007	6/29/2007	41.45	34.23	37.49
6/30/2007	9/28/2007	45.37	34.28	38.49
9/29/2007	12/31/2007	44.5	35.62	37.02

1/1/2008	3/31/2008	40.98	32.9	38.15
4/1/2008	6/30/2008	41.23	31.48	32.77
7/1/2008	9/30/2008	42	30.84	38.5
10/1/2008	12/31/2008	46.6	27.68	46.43

1/1/2009	3/31/2009	48.28	36.91	41.86
4/1/2009	6/30/2009	41.765	33.49	36.84
7/1/2009	9/30/2009	39.94	35.23	38.94
10/1/2009	11/23/2009	40.65	34.9019	36.5

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	61.59	46.95	61.48
4/1/2006	6/30/2006	62.33	49.69	54.66
7/1/2006	9/29/2006	56.58	45.76	50.94
9/30/2006	12/29/2006	58.99	48.67	56.71

1/1/2007	3/30/2007	68.11	54.6201	68.11
3/31/2007	6/29/2007	74.85	66.04	70.99
6/30/2007	9/28/2007	81.06	66.67	79.46
9/29/2007	12/31/2007	88.39	77.39	82.86

1/1/2008	3/31/2008	83.71	64.86	76.99
4/1/2008	6/30/2008	80.6	64.89	66.37
7/1/2008	9/30/2008	75.21	58.57	63.55
10/1/2008	12/31/2008	65.41	42.07	44.85

1/1/2009	3/31/2009	54.67	39.92	47.25
4/1/2009	6/30/2009	66.5	46.14	61.03
7/1/2009	9/30/2009	67.54	55.1325	64.97
10/1/2009	11/23/2009	71.58	62.61	70.1

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	40.5	33.64	38.2
4/1/2006	6/30/2006	41.2	37	40.58
7/1/2006	9/29/2006	45.44	39.57	42.82
9/30/2006	12/29/2006	46.4	42.17	45.2

1/1/2007	3/30/2007	45.37	37.01	43
3/31/2007	6/29/2007	44.79	41.12	42.7
6/30/2007	9/28/2007	47.59	39.01	47.2
9/29/2007	12/31/2007	52.78	44.82	51.21

1/1/2008	3/31/2008	52.35	42.52	43.43
4/1/2008	6/30/2008	48.91	42.89	42.99
7/1/2008	9/30/2008	52.16	42	48.52
10/1/2008	12/31/2008	49.99	29.56	35.15

1/1/2009	3/31/2009	36.78	29.27	34.73
4/1/2009	6/30/2009	40.04	34.11	38.99
7/1/2009	9/30/2009	47.88	36.89	46.23
10/1/2009	11/23/2009	46.89	43.39	45.64

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

7/1/2008	9/30/2008	13.25	6.89	9.59
10/1/2008	12/31/2008	10.12	4.57	7.58

1/1/2009	3/31/2009	8.67	4.5	7.6
4/1/2009	6/30/2009	8.79	5.6	7.08
7/1/2009	9/30/2009	7.4	4.89	5.84
10/1/2009	11/23/2009	6.33	5.4	5.76

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	27.87	18.51	26.6
4/1/2006	6/30/2006	29.67	20.89	22.89
7/1/2006	9/29/2006	25.53	18.56	24.28
9/30/2006	12/29/2006	27.7	22.04	25.86

1/1/2007	3/30/2007	29.81	18.88	20.79
3/31/2007	6/29/2007	23	18.64	21.81
6/30/2007	9/28/2007	22.95	14.73	15.23
9/29/2007	12/31/2007	16.94	12.03	14.8

1/1/2008	3/31/2008	15.46	11.01	13.83
4/1/2008	6/30/2008	19.15	14.13	15.23
7/1/2008	9/30/2008	18.57	13.66	14.96
10/1/2008	12/31/2008	20.8174	9.26	19.69

1/1/2009	3/31/2009	21.28	11.42	15.64
4/1/2009	6/30/2009	17.35	13.03	16.97
7/1/2009	9/30/2009	20.5	15.1	19.14
10/1/2009	11/23/2009	23	16.81	21.67

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	62.75	39.44	59.85
4/1/2006	6/30/2006	73.72	52.58	59.26
7/1/2006	9/29/2006	60.46	44.76	55.8
9/30/2006	12/29/2006	57.5	46.87	51.84

1/1/2007	3/30/2007	68.91	51.15	65.04
3/31/2007	6/29/2007	78.72	64.57	77.94
6/30/2007	9/28/2007	96.08	73.55	93.07
9/29/2007	12/31/2007	112.92	72.78	95.97

1/1/2008	3/31/2008	100	70.48	90.23
4/1/2008	6/30/2008	106.25	88.77	98.35
7/1/2008	9/30/2008	105.99	84.71	88.53
10/1/2008	12/31/2008	90.1	34.25	63.74

1/1/2009	3/31/2009	66.66	40.1	47.35
4/1/2009	6/30/2009	62.19	42.77	55.07
7/1/2009	9/30/2009	67.89	50.15	64.14
10/1/2009	11/23/2009	65	54.92	62.69

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	33.93	24.97	33.52
4/1/2006	6/30/2006	33.54	25.12	28.35
7/1/2006	9/29/2006	33.681	25.692	28.57
9/30/2006	12/29/2006	36.46	26.57	32.83

1/1/2007	3/30/2007	36.72	30.21	36.42
3/31/2007	6/29/2007	45.6	35.87	40.95
6/30/2007	9/28/2007	56.87	38.09	55.48
9/29/2007	12/31/2007	59.19	44.75	49.21

1/1/2008	3/31/2008	51.05	32.08	35.02
4/1/2008	6/30/2008	53.37	35.03	43.79
7/1/2008	9/30/2008	58.26	32.01	35.43
10/1/2008	12/31/2008	35.48	10.36	24.01

1/1/2009	3/31/2009	24.31	14.13	16.07
4/1/2009	6/30/2009	23.801	16.05	20.45
7/1/2009	9/30/2009	35.14	17.53	32.05
10/1/2009	11/23/2009	32.05	24.75	26.88

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	28.01	19	27.09
4/1/2006	6/30/2006	27.92	20.27	27.12
7/1/2006	9/29/2006	32.87	24.16	28.75
9/30/2006	12/29/2006	37.77	28.03	32.65

1/1/2007	3/30/2007	36.69	28.55	31.79
3/31/2007	6/29/2007	46.5	29.55	44.29
6/30/2007	9/28/2007	50.65	37.51	43.78
9/29/2007	12/31/2007	77.5	43.21	70.69

1/1/2008	3/31/2008	107.4	52.66	102.47
4/1/2008	6/30/2008	131.14	82.91	84.97
7/1/2008	9/30/2008	97.8	64.55	72.75
10/1/2008	12/31/2008	76	29.01	31.79

1/1/2009	3/31/2009	41.41	20.89	27
4/1/2009	6/30/2009	41.52	24.02	33.1
7/1/2009	9/30/2009	47.02	31.25	39.38
10/1/2009	11/23/2009	39.025	31.2	35.62

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	74.52	63.8415	73.06
4/1/2006	6/30/2006	76.95	60.53	62.99
7/1/2006	9/29/2006	67.36	59.58	61.3
9/30/2006	12/29/2006	70.16	60.51	66.6

1/1/2007	3/30/2007	76.13	65.29	72.47
3/31/2007	6/29/2007	77.8	71.71	75.09
6/30/2007	9/28/2007	81.14	67.75	75.8
9/29/2007	12/31/2007	83.2	72.21	73.18

1/1/2008	3/31/2008	74.19	63.82	67.41
4/1/2008	6/30/2008	74.68	63.88	67.86
7/1/2008	9/30/2008	76.92	65.54	68.8
10/1/2008	12/31/2008	70.04	43.36	51.52

1/1/2009	3/31/2009	61.06	49.67	57.41
4/1/2009	6/30/2009	72.43	54.22	70.21
7/1/2009	9/30/2009	72.99	64.71	70.33
10/1/2009	11/23/2009	72.69	66.98	68.3

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	18.88	16.69	17.7
4/1/2006	6/30/2006	19.65	15.83	17.63
7/1/2006	9/29/2006	19.44	16.4	18.52
9/30/2006	12/29/2006	21.51	18.147	20.46

1/1/2007	3/30/2007	25.17	19.94	23.9
3/31/2007	6/29/2007	29.29	23.75	27.45
6/30/2007	9/28/2007	30.08	22.51	29.65
9/29/2007	12/31/2007	30.98	21.32	24.18

1/1/2008	3/31/2008	24.5	17.32	21.15
4/1/2008	6/30/2008	26.28	21.11	21.15
7/1/2008	9/30/2008	25.9	17.6	18.54
10/1/2008	12/31/2008	18.84	7.8	11.54

1/1/2009	3/31/2009	13.21	9.38	13.07
4/1/2009	6/30/2009	18.34	12.82	16.84
7/1/2009	9/30/2009	21.05	15.22	20.49
10/1/2009	11/23/2009	24.92	18.76	24.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	22.18	16.82	22.01
4/1/2006	6/30/2006	26.97	18.8	23.55
7/1/2006	9/29/2006	30.3	21.75	30.1
9/30/2006	12/29/2006	37.2	28.541	33.86

1/1/2007	3/30/2007	36.48	28.85	33.79
3/31/2007	6/29/2007	46.99	32.62	44.08
6/30/2007	9/28/2007	54.52	37.07	49.4
9/29/2007	12/31/2007	53.95	43.16	47

1/1/2008	3/31/2008	49.69	38.09	44.33
4/1/2008	6/30/2008	57.46	43.73	51.16
7/1/2008	9/30/2008	55.1	25.63	28.35
10/1/2008	12/31/2008	29.36	13.89	24.21

1/1/2009	3/31/2009	26.23	17.42	21.35
4/1/2009	6/30/2009	32.68	21.65	29.99
7/1/2009	9/30/2009	39.75	27	37.93
10/1/2009	11/23/2009	43.6599	37.30	37.83

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	96	79.75	91.47
4/1/2006	6/30/2006	94.12	78.12	82.65
7/1/2006	9/29/2006	89.64	74.07	84.11
9/30/2006	12/29/2006	90.68	80.8	83.02

1/1/2007	3/30/2007	96.77	83.21	84.91
3/31/2007	6/29/2007	118	84.17	111.2
6/30/2007	9/28/2007	116.79	72.1	89.1
9/29/2007	12/31/2007	94.89	72.15	81.63

1/1/2008	3/31/2008	98	67.19	86.78
4/1/2008	6/30/2008	92.59	61.73	61.73
7/1/2008	9/30/2008	91.87	58.22	79.29
10/1/2008	12/31/2008	83.05	30.19	41.35

1/1/2009	3/31/2009	49.08	19.19	29.59
4/1/2009	6/30/2009	49.96	28.44	42.56
7/1/2009	9/30/2009	73.84	41.34	69.96
10/1/2009	11/23/2009	80.41	65.37	71.41

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Period- Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)

1/1/2006	3/31/2006	29.79	26.5	27.82
4/1/2006	6/30/2006	27.82	20.13	22.79
7/1/2006	9/29/2006	23.93	21.13	21.94
9/30/2006	12/29/2006	24.94	21.54	22.78

1/1/2007	3/30/2007	24.03	20.5	22.45
3/31/2007	6/29/2007	23.5	21.4	22.49
6/30/2007	9/28/2007	26.62	21.4	22.68
9/29/2007	12/31/2007	24.39	20.92	21.2

1/1/2008	3/31/2008	22	17.96	18.78
4/1/2008	6/30/2008	19.78	15.76	15.97
7/1/2008	9/30/2008	19.14	14.46	17.78
10/1/2008	12/31/2008	22	12.2	20.59

1/1/2009	3/31/2009	21.5	16.59	20
4/1/2009	6/30/2009	20.37	16.12	17.9
7/1/2009	9/30/2009	18.34	16.5	17.64
10/1/2009	11/23/2009	17.64	15.39	16.21

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about November 30, 2009, which is the third business day following the Pricing Date(s) (this settlement cycle being referred to as "T+3"). See "Supplemental Plan of Distribution" in the prospectus supplement dated February 28, 2007.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter.  This pricing supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  The delivery of this pricing supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

$3,945,000

Royal Bank of Canada

Senior Global Medium-Term Notes, Series C

Direct Investment Notes Linked to a Basket of Stocks

November 24, 2009